Exhibit 99.1

Equity Media Announces Acquisition

of Three New York City Television Stations

Company Announces Entry into United States’ Top-Ranked Market

Little Rock, Ark., August 17, 2007 — Equity Media Holdings Corporation (NASDAQ: EMDA), one of the largest owners and operators of television stations in the United States, announced today that it has entered into a definitive asset purchase agreement to acquire three low power television stations in New York. Under the terms of the agreement, Equity Media will acquire the three stations (WMBQ-CA, Channel 46; WMBQ-LD, Channel 10; and WBQM-LP, Channel 3) from Renard Communications for approximately $8.0 million.

The acquisition will provide Equity Media with a distribution platform for the New York metropolitan area, the United States’ largest television market.

“We are excited to be able to announce this important acquisition. New York represents a significant opportunity for Equity’s growth plan, and adding these three stations will increase our nationwide footprint to 32% of the U.S. population,” said Thomas M. Arnost, President and CEO of Equity Broadcast Station Group. “We look forward to determining the right programming opportunities as we access the millions of viewers in the nation’s top ranked market.”

Equity Media’s entry into New York will also provide assets with additional digital channels and unused TV airwaves, following the anticipated FCC mandated conversion from analog to digital in early 2009, that could potentially be used by other digital applications, services and networks seeking access to the New York market, such as Equity Media’s newly launched wholly owned subsidiary, Retro Television Network.

“Our acquisition of the New York station assets will provide an immediate opportunity to realize incremental value through increased content and distribution,” said Beau Ferrari, Chief Strategic Officer. “In addition, these assets will give Equity a platform with multiple digital channels to attract services and networks that need to access the nation’s largest market.”

$6.0 million of the $8.0 million purchase price will be paid by Equity Media in cash at closing of the acquisition, with the remaining $2.0 million being paid under a three-year 6% promissory note requiring monthly interest payments. The closing of the acquisition is subject to certain conditions, including receipt of FCC approval to the assignment of the FCC licenses. The effectiveness of the Agreement was conditioned on receipt by Equity Media of the approval of its lenders, which was obtained on August 15, 2007. It is anticipated that the closing will occur in the first quarter of 2008.

About Equity Media Holdings Corporation

Equity Media Holdings Corporation (Nasdaq: EMDA) is a growing broadcaster with multiple sources of revenue and value in its operations that include its Broadcast Station Group, Spectrum Holdings Division and Broadcast Services Division. Equity Media is one of the largest owners and operators of television stations in the United States, currently owning stations in 41 markets that cover more than 32% of the U.S. population. It is the second largest affiliate group of the top ranked Univision and TeleFutura networks, two networks driven by the growth of the Hispanic population in the U.S. Equity Media’s proprietary Centralized Automated Satellite Hub (C.A.S.H.) system and Retro Television Network provide centralized content distribution services, which Equity Media believes are unique within the media industry.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward- looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating merged businesses; costs related to acquisitions and station development; dependence on broadcast affiliations; competition for syndicated programming; loss of advertisers; compliance with and changes in governmental regulations relating to the broadcast industry and the grant, renewal, transfer and assignment of the licenses; observance of rules for programming content; seasonal trends affecting cash flow; dependence on key members of management; financial burdens related to the Company’s indebtedness and lack of profitability; the competitive environment in the broadcast industry and competitive responses to the merger; and other factors contained in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward-looking statements in this press release. Equity Media Holdings Corporation undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Equity Media Holdings Corporation

Stan Smith, (561) 955-7370 or StanSmith@EMDAholdings.com